UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Directors
     On August 8, 2007, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) increased the number of directors of the Company to ten and elected Thomas K. Hernquist and Todd C. McCarty to serve as members of the Company’s Board of Directors, effective August 8, 2007, until their respective successors have been elected.
     Mr. Hernquist and Mr. McCarty will receive, on a prorated basis, the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 5, 2007. It is expected that Mr. Hernquist will be elected to serve on the Governance and Nominating Committee and that Mr. McCarty will be elected to serve on the Human Resources and Compensation Committee.
     Mr. Hernquist, 49, is Senior Vice President and Global Chief Growth Officer of The Hershey Company (“Hershey”), Hershey, Pennsylvania, the nation’s largest marketer of chocolate, non-chocolate confectionery and chocolate-related grocery products. Mr. Hernquist is currently responsible for company-wide consumer insights and strategic growth plans, global branding and innovation, and corporate social responsibility. He has also held other senior management positions at Hershey. Prior to joining Hershey in 2003, Mr. Hernquist was Senior Vice President — Marketing for Jim Beam Brands Worldwide, Inc. from 2002 to 2003. He received a B.A. degree from the University of Virginia and an M.B.A. degree from Dartmouth College — Amos Tuck School of Business.
     Mr. McCarty, 41, is Senior Vice President, Human Resources of Rite Aid Corporation (“Rite Aid”), Camp Hill, Pennsylvania, which operates approximately 5,100 drugstores in 31 states. Mr. McCarty leads the human resource function for Rite Aid, and his duties include direct management of talent and performance systems; executive, management and store compensation; health and welfare benefits services; diversity; labor relations and training. Prior to joining Rite Aid in 2005, Mr. McCarty was Senior Vice President, Human Resources of Starwood Hotels & Resorts Worldwide, Inc. from 2000 to 2005. Mr. McCarty received a Bachelor of Business Administration degree from the University of Minnesota — Carlson School of Management.
     There have not been any transactions, nor are there any proposed transactions, between the Company or any of its subsidiaries and Mr. Hernquist or Mr. McCarty that would require disclosure pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between either Mr. Hernquist or Mr. McCarty and any other persons pursuant to which Mr. Hernquist and Mr. McCarty were selected as directors.
     The election of Mr. Hernquist and Mr. McCarty was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press Released dated August 8, 2007, regarding the election of two new directors.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: August 8, 2007